UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

April 5, 2014

Energen Corporation

Alabama Gas Corporation

Registrant

1-7810 2-38960	Alabama Alabama	63-0757759 63–0022000
Commission File Number	State of Incorporation	IRS Employer Identification Number

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23 0.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 5, 2014, Energen Corporation (“Energen”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among Energen, Alabama Gas Corporation (“Alabama Gas”) and The Laclede Group, Inc. (“Laclede”), pursuant to which Laclede has agreed to acquire all of the outstanding common stock of Alabama Gas, a wholly-owned subsidiary of Energen (the “Acquisition”). Total consideration for the Acquisition, which has been approved by the applicable Boards of Directors of all parties, will be $1.6 billion, subject to certain post-closing adjustments, less the assumption of approximately $320 million of indebtedness.

The Stock Purchase Agreement contains customary representations, warranties and agreements by Energen, Alabama Gas and Laclede, and customary conditions to closing including (i) the approval of the Alabama Public Service Commission, (ii) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and (iii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the parties to the Stock Purchase Agreement and compliance with their respective obligations under the Stock Purchase Agreement. In addition, it is a condition to Energen’s obligations to close the Acquisition that it have obtained an amendment under, or refinanced, its outstanding bank credit facilities on terms which are reasonably acceptable to Energen so as to not cause the obligations thereunder to be in default upon the closing of the Acquisition. Laclede’s obligation to close the Acquisition is not subject to any financing condition. The closing of the Acquisition is expected to occur in 2014, subject to satisfaction of closing conditions.

The Stock Purchase Agreement also contains indemnification obligations of both Energen and Laclede and other covenants and obligations of the parties. The Stock Purchase Agreement contains certain termination rights for Energen and Laclede, including, among others, the right to terminate if the Acquisition is not completed by May 1, 2015 (subject to extension to August 3, 2015 under certain circumstances relating to obtaining required regulatory approvals).

The preceding summary of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, which is filed herewith as Exhibit 2.1 and incorporated herein. In the event of any discrepancy between the preceding summary and the text of the Stock Purchase Agreement, the text of the Stock Purchase Agreement shall control.

The Stock Purchase Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about Energen, Alabama Gas or Laclede and should not be relied on by any other person or entity for any purposes. The Stock Purchase Agreement contains representations and warranties that each of the parties have made to each other as of specific dates and to evidence their agreement on various issues. The assertions and other statements or disclosures embodied in those representations and warranties were made solely for purposes of the contract between such parties and may be subject to important qualifications and limitations or other factors agreed to by each such party in connection with the negotiated terms, which qualifications and limitations are not necessarily reflected in the Stock Purchase Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors or may have been used for purposes of allocating risk between each party rather than establishing matters as fact. Based on the foregoing, you should not rely on the representations, warranties and disclosures included in the Stock Purchase Agreement as statements of factual information.

Item 7.01 Regulation FD Disclosure

On April 7, 2014, Energen issued a press release announcing that Energen, Alabama Gas and Laclede had entered into the Stock Purchase Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Also on April 7, 2014, representatives of Energen held an investor teleconference, which was webcast, regarding the sale of Alabama Gas. A replay of the webcast may be accessed through Energen’s website, www.energen.com. Such replay will be available on Energen’s website until at least May 7, 2014.

The press release is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

Information contained in this Current Report on Form 8-K may include certain expressing expectations of future plans, objectives and performance that constitute forward-looking statements made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Except as otherwise disclosed, Energen’s forward-looking statements do not reflect the impact of possible or pending acquisitions, divestitures or restructurings. Energen undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. All statements based on future expectations rather than on historical facts are forward-looking statements that are dependent on certain events, risks and uncertainties that could cause actual results to differ materially from those anticipated. In addition, Energen cannot guarantee the absence of errors in input data, calculations and formulas used in its estimates, assumptions and forecasts. A more complete discussion of risks and uncertainties that could affect future results of Energen and its subsidiaries is included in Energen’s periodic reports filed with the Securities and Exchange Commission.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1	Stock Purchase Agreement, dated as of April 5, 2014, by and among The Laclede Group, Inc., Energen Corporation and Alabama Gas Corporation.

99.1	Press Release, dated April 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION ALABAMA GAS CORPORATION

April 7, 2014	By	/s/ Charles W. Porter, Jr.
Charles W. Porter, Jr.
Vice President, Chief Financial Officer and Treasurer of Energen Corporation and Alabama Gas Corporation